Exhibit 10.11
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (“Agreement”) is dated as of the 4th day of January, 2010, by and between IEP SERVICES, INC., a  _____  corporation (“Consultant”), and IVEDA CORPORATION, a Nevada corporation (the “Company”).
RECITAL:
The Company desires to retain Consultant and Consultant desires to provide services upon the terms and conditions of this Agreement.
AGREEMENT:
1. Engagement.
1.1. Consulting Services. The Company hereby engages Consultant upon the terms and conditions set forth herein and Consultant accepts such engagement. During the term hereof, Consultant will assist the Company in attempting to find funding sources to provide one or more “Financing Arrangements” to expand its business. Consultant will assist in identifying funding sources and/or agents; arranging and participating in meetings with such parties; developing business and marketing plans, financial models and strategies; and providing other similar consulting services.
1.2. No Broker-Dealer Services. Consultant is not a registered broker/dealer and Consultant is not being retained to offer, sell or place any securities of the Company. While Consultant has relationships and contacts with various investors, Consultant’s participation in the actual offer, placement or sale of the Company’s securities shall be limited to that of an advisor to the Company and as a “finder” of suitable candidates for a Financing Arrangement. The Company acknowledges and agrees that the solicitation and consummation of any offer, placement or sale of the Company’s securities shall be handled by the Company or by one or more FINRA member firms engaged by the Company for such purpose. Consultant is not vested with authority, and shall not be required, to participate in any negotiations relating to the placement or sale of securities. No fees or other remuneration paid pursuant hereto shall relate to commissions for the placement or sale of securities, and the fees due hereunder are not contingent on the placement or sale of securities. Consultant’s activities will not involve recommendations as to the investment potential of a Financing Arrangement. The Company acknowledges and agrees that all compensation to be paid to Consultant hereunder shall be in consideration for bona fide consulting services.
2. Compensation to Consultant. The Company shall pay to Consultant a “Consulting Fee” of $70,000. The Consulting Fee shall be deemed earned and payable upon the execution of this Agreement.
3. Contacts. Consultant shall notify the Company in writing of any potential funding source contacted by it for the purpose of consummating a Financing Arrangement.
4. No Obligation to Consummate Transactions. The Company shall not be obligated to enter into any Financing Arrangement which may be presented to it by Consultant and Consultant shall have no authority to make any representations on behalf of the Company or to otherwise bind the Company in any manner whatsoever. If the Company elects to consummate a Financing Arrangement presented to it by or as a result of the efforts of Consultant, the final terms of the transaction shall be subject to negotiation by the Company and its legal counsel. Neither party has represented to or assured the other when, if at all, a Financing Arrangement may occur.

5. Cooperation of Parties. Each party shall cooperate with the other (and their respective employees, attorneys and agents) with respect to any due diligence of the Company, the preparation of any Company business and marketing plans, financial models and strategies, and the preparation of any related documentation as may be required as a result of Consultant’s services hereunder.
6. Representations and Warranties of the Company. The Company represents and warrants to Consultant that (a) to the best of the Company officers’ knowledge and belief, any information furnished or to be furnished to Consultant for use in any business or marketing plans, financial models or strategies, will contain no untrue statement of any material fact nor omit to state any material fact necessary to make the information furnished not misleading, except to the extent subsequently corrected prior to the date of use of such information with third parties; and (b) that if the circumstances or facts relating to information or documents furnished to Consultant change at any time subsequent to the furnishing of such document or information to Consultant and prior to the date of the consummation of any transaction, the Company will inform Consultant promptly of such changes and forthwith deliver to Consultant documents or information necessary to ensure the continued accuracy and completeness of all information and documents previously furnished.
7. Representations and Warranties of Consultant. Consultant represents to the Company that during the term of this Agreement that (a) neither it nor its employees or agents, if any, will make any untrue statement of material fact, and (b) all actions taken by it and its employees and agents on behalf of the Company, in connection with any consulting services, will be conducted in compliance with all applicable state and federal laws.
8. Term and Termination of Agreement. This Agreement shall remain in full force and effect for a term of one month from the date hereof. The obligations described in Sections 6 and 7 set forth herein shall survive any termination of the Consultant’s engagement hereunder.
9. Relationship of the Parties. The parties agree the relationship between them contemplated by this Agreement is that Consultant is an independent contractor of the Company. Consultant shall not be responsible for the preparation or accuracy of the financial and business information provided by the Company to or for the use of any potential funding source. The Company shall keep Consultant apprised of all communications and correspondence with any potential funding source.
10. Miscellaneous. Nothing in this Agreement shall be interpreted as creating a partnership or joint venture. Neither party to this Agreement shall be entitled to transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The parties each acknowledge they have had the opportunity to consider the terms of this Agreement with their respective legal counsel and have either obtained the advice of legal counsel in connection with their execution hereof or do hereby expressly waive their right to seek such legal counsel in connection with this transaction. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH ITS TERMS AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA. THE ABILITY TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR OBTAIN ANY REMEDY WITH RESPECT HERETO MAY BE BROUGHT IN THE SUPERIOR COURT FOR MARICOPA COUNTY, ARIZONA. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations and statements, if any, whether oral or written, with respect to the subject matter hereof. No modifications of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each party hereto by its authorized representative. The headings used in this Agreement have been inserted for convenience only and are not to be considered in interpreting the meaning of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement.

“CONSULTANT” IEP SERVICES, INC., a corporation

By:	/s/ Richard Tomlinson
	Its:	President

“THE COMPANY” IVEDA CORPORATION, a Nevada corporation

By:	/s/ David Ly
	Its:	CEO

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